Exhibit 23.2






                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of ConAgra, Inc. of our report dated February 11, 2000 relating to the financial statements of International Home Foods, Inc., which appears in the Current Report on Form 8-K of ConAgra, Inc. dated August 24, 2000.

/s/  PricewaterhouseCoopers LLP

Florham Park, New Jersey
August 23, 2000